EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

Nuveen Unit Investment Trust, Series 191

We consent to the use of our report dated April 17, 2017, with respect to the financial statement of Nuveen Unit Investment Trust, Series 191, comprising Nuveen Large Cap Dividend Portfolio, 2Q 2017, included in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-216336) and related Prospectus and to the reference to our firm under the heading “Experts,” in Part B of the Prospectus.

/s/ KPMG LLP

KPMG LLP

Chicago, Illinois

April 17, 2017